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                                 Exhibit (1)(g)

                     STATE STREET RESEARCH SECURITIES TRUST

                    Amendment No. 7 to Master Trust Agreement

                             INSTRUMENT OF AMENDMENT



     Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section 7.3 of the Master Trust Agreement of the State Street Research Securities Trust (the "Trust") dated January 25, 1994 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

                      "State Street Research Galileo Fund"

                                       to

                 "State Street Research Large-Cap Analyst Fund."

     This Amendment shall be effective as of June 29, 2001.

     IN WITNESS WHEREOF, the undersigned agent of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.



                                       /s/ Francis J. McNamara, III
                                       ------------------------------
                                       Francis J. McNamara, III
                                       Secretary